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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS: As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Rural Cellular Corporation's previously filed Registration Statements on Form S-8 (File Numbers 333-10815, 333-10817, 333-28267,
333-28269 and 333-57653).

ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
March 29, 2000